Exhibit 99.1

Investor Relations: Charles Messman or Todd Kehrli MKR Group	At the Company: Paul Quinn, CFO (206) 515-9165
(323) 468-2300
tnxi@mkr-group.com

Telanetix Reports Fourth Quarter and Full Year 2010 Financial Results
Fourth Quarter Core Voice Revenue Increased 10 Percent Year-Over-Year;
Achieves Fifth Consecutive Quarter of Positive Adjusted EBITDA

BELLEVUE, WA – March 23, 2011 - Telanetix, Inc. (OTC BB: TNXI), a leading communications solutions provider offering next generation voice services and solutions to the business market, today reported financial results for its 2010 fourth quarter and full year ended December 31, 2010.

Fourth Quarter 2010 Financial Highlights

▪	Core voice revenue increased 10 percent year-over-year to $6.0 million, compared to $5.4 million in the fourth quarter of 2009.

▪
Total revenue was $6.7 million, a decrease of 6.9 percent compared to $7.2 million in the fourth quarter of 2009. The decline in total revenue was due to the expected decrease in legacy product revenues, which were $733,000, a 59 percent decrease compared to $1.8 million in the fourth quarter of 2009.

▪	Adjusted EBITDA improved to $536,000, compared to $130,000 in the fourth quarter last year.

▪	Net loss from continuing operations was $1.6 million, or $0.00 per share, compared to net income of $1.1 million, or $0.04 per share, in the fourth quarter last year.

▪	Total cash and cash equivalents increased $58,000 to $2.3 million at December 31, 2010.

Full Year 2010 Financial Highlights

▪	Core voice revenue increased 15.9 percent year-over-year to $23.7 million.

▪	Total revenue increased $228,000 year-over-year to $28.5 million.

▪	Adjusted EBITDA of $1.7 million, first full year positive EBITDA and a more than $2.1 million improvement compared to an adjusted EBITDA loss of $379,000 for 2009.

▪
Net income from continuing operations was $10.3 million, or $0.06 per share, which included a $16.5 million gain on recapitalization and $800,000 credit from change in fair market value of derivative liabilities, compared to net loss in 2009 of $8.1 million, or a loss of $0.26 per share, which included a $4.1 million expense for interest and a $3.8 million credit for warrant and beneficial conversion feature liabilities.

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Adjusted EBITDA is a non-GAAP financial measure. Management believes certain non-GAAP measures provide relevant and meaningful measures by which investors can evaluate the business. Management uses adjusted EBITDA to evaluate changes in the company's core earning from operations, unaffected by non-cash expenses, expenses related to the company's capital structure, taxes or extraordinary events.  EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization, and the company defines Adjusted EBITDA as EBITDA adjusted for non-cash items including stock-based and warrant compensation, charges related to changes in fair market value of warrant and beneficial conversion feature liabilities, as well as the Company’s recent recapitalization.  A reconciliation of net income to adjusted EBIDTA can be found at the end of this release.

"Our fourth quarter core voice revenue increased 10 percent over the same quarter last year and full-year core revenue grew nearly 16 percent over 2009,” said Doug Johnson, Telanetix’s CEO.  “In addition, we achieved our fifth consecutive quarter of positive adjusted EBITDA and first full year positive EBITDA.  During the quarter, our legacy revenue flattened out from recent declines, and we expect it to stay flat or modestly improve in 2011."

"During the year we made progress building on our strategic partnerships and expanding our customer reach by adding new channel partners, including Mitel Networks and Vertical Communications, each of which offers our SIP trunking services to customers ranging from medium-sized businesses to Fortune 1000 enterprises.  We have seen strong initial interest in these services and expect this to be an important growth driver in 2011."

"2010 was a pivotal year for Telanetix and we are pleased with our progress and positive steps that have stabilized the company, including completing a comprehensive recapitalization of the Company. We believe we are well positioned now to build on this stable foundation and further expand our presence and share in the marketplace.  We expect to achieve continued double digit growth in our core revenue for 2011.”

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Conference Call Information
Management will conduct a conference call at 1:30 p.m. PT (4:30 p.m. ET) today. To access the call in the United States, dial (866) 314-5232 and to access the call internationally, dial (617) 213-8052 and enter pass code 75412259. The call will also be broadcast live over the Internet and will be available for replay for 90 days at www.telanetix.com. A telephone replay will be available two hours after the call through March 30, 2011 by dialing (888) 286-8010 in the United States and (617) 801-6888 for international callers. All parties will need the following replay pass code 34842285.

About Telanetix, Inc.
Telanetix, Inc. (OTC BB: TNXI) is a leading communications solutions provider offering voice over IP (VoIP) services to all business market segments. Telanetix solutions meet the real-world communications demands of its customers with an industry-leading value proposition of cutting edge products and technology that brings enhanced productivity and industry-leading savings to our customers. The company's hosted telecom voice services, marketed under the "AccessLine" brand, give companies flexible calling solutions, a simpler installation experience, and a greater range of support options than traditional telecom providers. With a history of serving over 100,000 business customers, including Fortune 50 companies, we've scaled our award-winning technologies to meet the needs of entrepreneurial-minded small businesses.

Safe Harbor Statement
Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, our expectations regarding growth in our core revenue for 2011, anything relating or referring to future financial results and plans for future business development activities, including anticipated effects of distribution relationships, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission could materially and adversely affect our business, operating results and financial condition. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

-Tables to Follow -

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TELANETIX, INC.
Consolidated Balance Sheets

	December 31, 2010	December 31, 2009

ASSETS
Current assets
Cash	$2,330,111	$493,413
Accounts receivable, net	1,590,022	1,888,393
Inventory	182,924	253,563
Prepaid expenses and other current assets	530,548	465,348
Total current assets	4,633,605	3,100,717
Property and equipment, net	2,641,731	3,733,120
Goodwill	7,044,864	7,044,864
Purchased intangibles, net	11,178,337	13,378,337
Other assets	583,632	870,476
Total assets	$26,082,169	$28,127,514

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$1,609,488	$1,614,382
Accrued liabilities	2,326,465	3,141,315
Deferred revenue	1,016,021	897,453
Income tax payable	225,000	-
Current portion of capital lease obligations	404,710	683,249
Current portion of long-term debt, net	1,200,000	-
Beneficial conversion feature liabilities	-	4,052,071
Total current liabilities	6,781,684	10,388,470
Non-current liabilities
Accrued Interest	-	2,477,021
Deferred revenue, net of current portion	253,798	264,271
Capital lease obligations, net of current portion and debt discount	116,251	421,782
Long-term debt, net of current portion	5,291,539	-
Convertible debentures	-	18,518,487
Total non-current liabilities	5,661,588	21,681,561
Total liabilities	12,443,272	32,070,031
Stockholders' equity (deficit)
Common stock, $.0001 par value; Authorized: 600,000,000 shares;
Issued and outstanding: 344,569,652 and 31,768,320 at December 31, 2010 and December 31, 2009, respectively	34,457	3,177
Additional paid in capital	43,569,588	34,848,164
Warrants	56,953	1,551,802
Accumulated deficit	(30,022,101)	(40,345,660)
Total stockholders' equity (deficit)	13,638,897	(3,942,517)
Total liabilities and stockholders' equity (deficit)	$26,082,169	$28,127,514

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TELANETIX, INC.
Consolidated Statements of Operations

	Years ended December 31,
	2010	2009

Revenues	$28,520,084	$28,291,925

Cost of revenues	12,098,727	11,815,701

Gross profit	16,421,357	16,476,224

Operating expenses
Selling and marketing	6,817,724	6,283,628
General and administrative	7,402,862	8,142,528
Research, development and engineering	2,566,366	2,901,185
Depreciation	598,940	861,779
Amortization of purchased intangibles	2,200,000	2,200,000
Total operating expenses	19,585,892	20,389,120

Operating loss	(3,164,535)	(3,912,896)

Other income (expense)
Interest income	1,079	1,391
Interest expense	(3,306,085)	(4,083,058)
Gain on debt extinguishment	16,497,185	-
Change in fair market value of derivative liabilities	790,648	3,782,799
Total other income (expense)	13,982,827	(298,868)

Income (loss) from continuing operations before taxes	10,818,292	(4,211,764)

Income tax expense	225,000	-

Income (loss) from continuing operations	10,593,292	(4,211,764)

Loss from discontinued operations	(269,733)	(3,853,807)

Net income (loss)	$10,323,559	$(8,065,571)

Net income (loss) per share – basic and diluted
Continuing operations	$0.06	$(0.14)
Discontinued operations	—	(0.12)
Net income (loss) per share	$0.06	$(0.26)

Weighted average shares outstanding – basic and diluted	175,199,587	31,494,707

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TELANETIX, INC.
Net Loss to EBITDA Reconciliation
(Unaudited)

	Three months ended December 31 ,		Twelve months ended December 31,
	2010	2009	2010	2009
Adjusted EBITDA (earnings release purposes only)
Net Profit / (Loss)	$(1,556,170)	$1,148,073	$10,323,559	$(8,065,571)
Depreciation and amortization of purchased intangibles	998,098	1,022,936	3,976,927	4,424,475
Interest expense	833,456	792,310	3,305,006	4,081,440
Impairment of Intangibles	-	-	-	1,413,435
State income tax expense	187,500	-	225,000	0
EBITDA	462,884	2,963,319	17,830,492	1,853,779
Adjustments for certain non-cash expenses:
Gain on restructure	13,669	-	(16,497,185)	0
Change in fair market value of derivative liabilities	-	(3,557,916)	(790,648)	(3,782,799)
Stock based compensation	59,571	724,710	1,177,841	1,550,357
Adjusted EBITDA	$536,124	$130,113	$1,720,500	$(378,663)

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